Attachment to Form 4 - Joint Filer Information

Pursuant to Instruction
4(b)(v) of the General Instructions to Form 4, this joint filer information is also being filed on behalf of the Reporting Persons set forth below as an exhibit to the Form 4 filed by Amscan Holdings, Inc. with respect to beneficial ownership of securities of Party City Corporation
(PCTY).
The date of event requiring this statement is December 23, 2005.


															OWNERSHIP FORM OF

															   DERIVATIVE
									    AMOUNT OR NUMBER		 Security:
DIRECT		NATURE OF INDIRECT BENEFICIAL
NAME AND ADDRESS OF SECURITY
REPORTING PERSON	  OF SHARES		    (D)OR INDIRECT (I)			  OWNERSHIP

------------------------------------------------------------------------------------------------------------------------------------



Berkshire Fund V,Limited
100%				    I			   Indirectly through investment in
Partnership, One
Boston Place,														parent of Amscan Holdings, Inc.
Suite 3300,
Boston,Massachusetts 02108


Berkshire Fund VI,Limited
100%				    I			   Indirectly through investment in
Partnership,One
Boston Place,														 parent of Amscan Holdings, Inc.
Suite 3300,
Boston,Massachusetts 02108


Berkshire Investors						    100%
I			   Indirectly through investment in
LLC, One
Boston																	parent of Amscan Holdings, Inc.
Place, Suite 3300,

Boston,Massachusetts 02108



AAH Holdings Corporation, c/o
100%				    I			   Indirectly through investment in
Amscan Holdings,Inc.,
80															 Amscan Holdings, Inc.
Grasslands Road,Elmsford, New
York
 10523




Neither the filing of this statement
nor any of its contents shall be deemed to constitute an admission by the
Reporting Persons that they beneficially own any Common Stock referred to herein for purposes of Section 16 of the Securities and Exchange Act of
1934, as amended (the "Act"). The Reporting Persons have no pecuniary interest in the Common Stock. Each Reporting Person, pursuant to Rule

16a-1(a)(4) promulgated under the Act, hereby expressly disclaims that it is the beneficial owner of such shares.

The Reporting Persons may be
deemed to be, but do not admit to be, members of a "group" holding over
10% of the outstanding common stock of Party City
Corporation for
purposes of Section 13(d)(3) of the Exchange Act.

				    Signature of
Reporting Persons:


				    AAH HOLDINGS CORPORATION


By:    /s/ Robert J. Small	 December 28, 2005

						----------------------    ------------------------
				    Name:
Robert J. Small		Date
				    Title: Chairman of the Board



BERKSHIRE FUND V, LIMITED
				    PARTNERSHIP
				    By: Fifth
Berkshire Associates LLC, its
				    General Partner

				    By:
/s/ Robert J. Small	 December 28,2005
						 ---------------------
------------------------
				    Name:  Robert J. Small		Date

Title: Managing Director

				    BERKSHIRE FUND VI, LIMITED

				    PARTNERSHIP
				    By: Sixth Berkshire Associates LLC, its

				    General Partner

				    By:    /s/ Robert J.Small	  December
28,2005
						 --------------------	------------------------

Name:  Robert J. Small		Date
				    Title  Managing Director



				    BERKSHIRE INVESTORS LLC

				    By:    /s/ Robert J.Small
December 28,2005
						 -------------------	 ------------------------

				    Name:  Robert J. Small		Date
				    Title: Managing Director